PATENT STOCK REVIEW

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PAID INC (SYMBOL: PAYD) $0.24

New Management Team Has eBay In Its Sights

Hires Top Legal Firm Huton & Williams, Which Won Earlier Landmark Case Against eBay.



Paid Inc. (PAYD) - OTC Markets Follow
0.24 0.01(4.04%) Jan 17, 3:56PM EST
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ROUND TWO FOR HUTON & WILLIAMS ?

Subscribers to the **Internet Stock Review** are aware that we added **VirnetX (VHC)** to our Watch List in June of 2010 at $6.50, with a market cap of $279 million and later watched it trade to as high as $40.57 and a market cap of $2 billion.

We next added **Vringo (VRNG)** to the Watch List at $2.10 in April of 2012 with a market valuation of $27 million and later watched it trade to an intra-day high of $5.73 six month later on October 9th and a market cap of $456 million.

Both companies were relative unknowns on Wall Street when we initiated coverage - as is our latest find, **Paid Inc., (PAYD)** a well know web developer and early auction site which was founded in 1999. Paid won accolades for its work with artists and organizations such as Aerosmith, The Moody Blues, Stand Up 2 Cancer, Global Merchandise Services, and others.

What they also all have in common was a desire to protect their patented technology. VirnetX, a small unknown name with seemingly limited resources, amazed Wall Street by up first going up against **Microsoft (MSFT)** and then later **Apple Computer (AAPL)** extracting in excess of $500 million for past infringement. Similarly with Vringo, which became something of a Wall Street darling after it announced it was going after **Google (GOOG)** for what some were estimating, could be as much as $700 million.

Paid Inc (PAYD), our latest find has eBay in their sites for infringement on its "**Shipping Calculator**" and has hired the venerable **Huton & Williams** who successfully sued **eBay (EBAY)** for **MercExchange** for infringement of its "**Buy It Now**" function for $35 million, later settled for an undisclosed amount.

In addition to creating social network sites and proprietary content managed system for celebrities, Paid also had a division which provided a suite of online shipping and tax management tools assisting businesses with e-commerce storefronts, shipping solutions, tax calculation, inventory management, and auction processing called **AuctionInc**.

The AuctionInc system was originally designed to assist and improve just the Company's sales, but management realized that there was a need for an order management system for individuals and businesses that sell on the Internet, specifically at auctions and sites with multiple sellers. In 2000 the Company's technology team focused its attention on the core fundamental piece of the system called the Shipping Calculator.

The Company recognized the potential importance of the calculator and filed for a patent **before launching** it to the public in **April of 2002**. The Company obtained its first patent on the shipping calculator in **January 2008**, the second patent in **April 2011** the third patent in **January 2013** and the fourth patent in **August 2013**. The product is modular based and Paid continues to develop new tools and products for its customers.

WHAT ATTRACTED US TO PAID:

What alerted us to Paid was the filing of a suit in the United States District Court for the District of Massachusetts on December 20, 2013 against eBay.

The announcement of the suit wasn't totally missed, as long-term shareholders were well aware of Paid's patent efforts. But it is of our opinion, the broader market and smaller yet more aggressive community of investors who invest in companies which are aggressive in their patent monetization efforts did not catch the press release, nor did they catch that the legal firm which they hired.

Being ahead of their potential buying with knowledge of the above, is what attracted us to the opportunity.

TRADING SINCE ANNOUNCEMENT:

The shares of Paid closed at $0.17 on an impressive 3 million shares trading the day the news came out vs. average daily trading near 100,000 in October.

If recent trading is any indication, with close to ten million shares trading last week alone, word is beginning to filter out.

Paid currently has 328 million shares outstanding giving it a market capitalization near $80 million dollars. Not large enough to attract institutional investors, outside of more aggressive hedge funds, who are very active in the space.

Close	Volume
0.24	1,222,700
0.25	1,939,600
0.22	1,253,800
0.21	1,432,100
0.20	1,330,700
0.19	1,339,700
0.16	597,000
0.15	674,400
0.16	912,300
0.17	394,200
0.18	378,000
0.19	365,500
0.18	821,900
0.19	394,200
0.20	860,300
0.20	605,900
0.17	539,300
0.17	3,851,800

The largest current shareholder is Austin Lewis IV, with a reported 36 million shares in the most recent 10Q, who is also CEO and Chairman.

BACKGROUND.

New management (see below) was announced in August of 2012 and shortly thereafter they took steps to reduce losses by focusing on expanding and monetizing its intellectual property. To accomplish this they partnered with Music City Networks to handle the celebrity services and entertainment area division in exchange for a profit participation.

The results to date have been impressive. From an annual loss of $4 million in 2012, management has reduced losses in the last three quarters to $307 thousand in the 1st quarter, to $217 thousand in the 2nd quarter and only $33 thousand in the 3rd quarter. Paid is now a lean, mean patent fighting machine. And if you think they're about to face some enormous out of pocket legal fees, read about the **contingency agreement** they signed with Huton & Williams below.

MANAGEMENT.

All of these changes were ushered in by the new CEO and Chairman, **Austin Lewis IV**.

He came in effective August 1st, 2012. He is currently serving as CEO, CFO, and Director of PAID as well as the CEO of Lewis Asset Management Corp., an investment management company headquartered in New York City, which he founded in 2004. From 2003 to 2004, Mr. Lewis was employed at Puglisi & Company, a New York based broker-dealer registered with FINRA In 2002. Mr. Lewis is also a director on the following companies with a class of securities registered: **MAM Software Group, Inc.** (MAMS) and **Viryanet LTD** (VRYAF).

While his past performance of his association as director of other public companies is no indication of his performance at future companies, as they say in the world of managed money, it's good to know that MAMS Software (MAMS) traded from $0.40 when he joined their board to $5.37. And Viryanet (VRYAF) has traded from $0.50 to $2.89 over the past two years.

THE PATENTS:

PAID, Inc. owns patent numbers 8,521,642, 8,352,357, 7,930,237, 7,324,968 titled "Method and System for Improved Online Auction" and has additional continuation claims in process before the U.S Patent & Trademark Office (USPTO). These patents relate to the real-time calculation of shipping, insurance, and taxes online.

PAID originally filed its patent application in March, 2002, to solve a pervasive problem in the online marketplace. PAID was awarded its first patent, No. 7,324,968, on January 29, 2008. This patent relates to the real-time calculation of shipping costs for items purchased online, including using a zip code as a destination location indicator.

Their second patent, No. 7,930,237, was issued on April 19, 2011 and, among other things, facilitates advanced, rapid, accurate estimation of shipping costs across multiple shipping carriers.

Their third patent, No. 8,352,357 issued on January 8, 2013, covers systems and methods for calculating shipping and taxes associated with items offered for sale on online.

The fourth patent, No. 8,521,642 issued on August 27, 2013 focuses on systems and methods for calculating shipping and taxes associated with items offered for sale on websites with multiple sellers.

THE LAWSUIT.

As a rule, the Patent Stock Review does not believe it is possible to predict with any degree certainty, what the potential outcome to any litigation might be. That's why there are courts. And each side typically has equal representation. Nobody thought VirnetX (VHC) could possibly win against Microsoft and then Apple, but $500 million later, experts on the opposing side were confounded.

Nonetheless, the suit file against eBay should be read, as some interesting "points" were filed.

if the "select" and bolded points below are read, the entire document should be read, so we don't unintentionally mislead by just including what we like.

13. In the late 1990s and early 2000s, shipping was a significant concern for eBay because shipping costs and shipping arrangements created significant delays and additional expense for eBay's customers. eBay's platform **had no automated shipping calculators**, leaving it to individual buyers and sellers to determine shipping costs and other "incidental" charges associated with a transaction. These shipping concerns were among the most common complaints by eBay's customers.

14. During 2000 and 2001, Paid began work that led to its invention of an automated, online shipping calculator for online auction platforms and other online market places. By the end of 2001, Paid was able to use an early version of its online shipping calculator through embedded forms in online auction listings. Paid filed for a patent on its online shipping calculator on **March 25, 2002.** This application is the "**parent**" application of the three patents-in-suit, each of which is accorded a priority date of March 25, 2002.

15. In late 2001, Paid **discussed its novel automatic shipping calculator with eBay**, which had expressed interest in possibly licensing the technology or entering into another relationship with Paid to utilize Paid's technology on eBay's platform. eBay's representative told Paid that a checkout function including an automated shipping calculator was a high priority for eBay. Thus, in or about December 2001, **Paid demonstrated its online shipping calculator for eBay personnel**, with follow-up in early 2002.

16. By mid-2002, Paid began offering its online shipping calculator in connection **with its own auctions on eBay's website**, and subsequently offered the technology for use by other merchants and online sellers, including sellers **on eBay's platform.**

17. eBay declined to license Paid's shipping calculator technology. Nevertheless, in approximately **June, 2003, eBay introduced its own** automated, online shipping calculator that bore **striking similarities** to the one Paid had demonstrated to eBay over a year earlier.

18. Also in 2003, PayPal, now an affiliate of eBay, filed its own patent application for an online shipping calculator. PayPal's application claims, however, were **rejected as unpatentable** in view of Paid's earlier patent application.

19. eBay has had actual knowledge of Paid's online shipping calculator since at least 2001 when Paid discussed its online shipping calculator with eBay. eBay also has had actual knowledge of Paid's patent application, at least since PayPal's application claims were rejected over Paid's patent application. Moreover, eBay has had at least **constructive notice** of the '237 Patent, the '357 Patent and the '642 Patent since they issued on April 19, 2011, January 8, 2013,and August 27, 2013, respectively.

Full Complaint:

http://patentblast.com/complaint/paid-inc-v-ebay-inc/

We're no legal beagles, but as we understand if you have "constructive notice" that might mean you knew you were willfully infringing, which can result in treble damages.

HUTON & WILLIAMS

It's pretty hard to look at any high-powered legal firm and not find notable wins, Harvard Law backgrounds, awards for Lawyer of the Year and staffs of 800 or more. But what is particularly interesting in this case is Huton's lead attorney **Gregory Stillman already won against eBay in the very famous "Buy-It-Now" button case**

At Hunton & Williams, nearly **50 attorneys and patent clerks** located in geographically diverse offices provide informed, comprehensive solutions to entities ranging in size from Fortune 100 companies to small start-ups, drawn from diverse industries, including financial services providers, software developers, biotechnology and pharmaceutical companies, venture capitalists, colleges and universities and telecommunications providers, among others.

The patent group includes **10 former examiners** at the U.S. Patent and Trademark Office, with substantial experience in the software, cryptography, biotechnology,

semiconductor, chemical, electrical and mechanical arts. We also have numerous patent attorneys with PhDs and **13 with master's degrees** in technical areas most relevant to client technologies. In addition, our attorneys have held in-house counsel positions and have worked as engineers, chemists, computer scientists and researchers for leading companies. This extensive real-world and technical experience fosters skillful representation in a wide range of technical disciplines and allows our attorneys to respond quickly and knowledgeably to client needs.

They are currently responsible for the management of more than **23,000 patent matters**, ranging from providing advice on single patents to the management of multinational corporate portfolios. In recent years, Hunton & Williams has handled more than **15,000 patent applications**, and our attorneys represent clients on a daily basis before the United States Patent & Trademark Office. As part of a full-service IP practice, our attorneys and agents have participated in the full life cycle of a patent. Accordingly, we prepare and prosecute patent applications that secure the strongest claims possible and build strong, defensible patents and portfolios.

Hunton & Williams attorneys have been involved in patent licensing programs that have led to the collection of more than **$2 billion in royalties**.

GREGORY STILLMAN.

Greg is Practice Group Leader of the Firm's Intellectual Property Group, resident in both the Firm's Washington and Norfolk Offices. His practice focuses upon federal trial and appellate litigation, with emphasis upon patent litigation.

Greg has tried more than 100 jury trials to verdict, and has been admitted pro hac vice in multiple jurisdictions, including New York, New Jersey, Pennsylvania, West Virginia, North Carolina, Georgia, Tennessee, South Carolina, Florida, Texas and California. He has considerable experience in the "Rocket Docket" of the Eastern District of Virginia.

Greg served as lead trial counsel in the landmark patent case of ***MercExchange v. eBay, Inc***. He has led numerous patent cases involving a wide range of technologies such as internet software, biotechnology, medical and orthopedic devices, telecommunications, business software, textiles and pharmaceuticals.



GREGORY STILLMAN

Greg also serves as an adjunct professor at Washington and Lee University where he teaches a third year practicum in patent litigation. Greg is a fellow of the American College of Trial Lawyers and has served as Virginia State Chair.

BIO: http://www.hunton.com/Greg_Stillman/

MercExchange vs. eBay.

In 2000, eBay initiated negotiations to outright purchase MercExchange's online auction patent portfolio. When eBay abandoned its effort, MercExchange sued eBay for patent infringement and prevailed in a 2003 Virginia jury trial, which found eBay had willfully infringed the company's patents.

In press release "**MercExchange Wins $35 Million Patent Infringement Suit Vs. eBay.**" **Greg Stillman**, lead counsel for the Hunton & Williams law firm team that represents MercExchange, noted that: "The judge could treble the damages because the jury determined the infringement was intentional. Even more significantly, the $35 million was awarded for only **18 months** of patent infringement. The two infringed patents have 13 more years to run."

In the end, we're not sure if MercExchange got $35 million or much more. The case which became famous over injunction issues and eventually went to the Supreme Court, was settled confidentially.

The two patents cover, among other things, fixed price items sold on eBay, which amount to roughly $1.4 billion or 26% of the value of the merchandise sold by the online auction house. Initially, MercExchange had sued eBay for infringing a third patent, which covered the auction sales that provide the balance of the company's revenues. The judge dismissed that claim but, Stillman pointed out, "we believe the victory yesterday gives

excellent reason for optimism in the appeal process. If the courts subsequently find in our favor in the area of auction sales, it could fundamentally alter the way eBay does business."

Thomas Woolston, the founder of MercExchange who filed the patent applications for systems and processes to operate an Internet auction in 1995, was clearly delighted with the jury's verdict. "It says something wonderful about our legal system that it protects individuals with ideas. That's really the foundation of our country."

CONTINGENCY AGREEMENT.

The final piece of the puzzle here in our opinion with regards to Paid achieving a premium valuation, now that the company is focusing on monetizing its four patents, is when investors inevitably ask "how are they going to pay there litigation expenses."

If there is little cash in the corporate coffers, investors will typically fear two things – which can affect valuation, since traditional fundamentals are typically not in the equation. The first is the if the company attempts to finance the litigation expenses on a shoe string, that the alleged infringer will do it's best a dragging out the case and running the legal bills up, lessening the chances of a loss to a small undercapitalized opponent.

The second and more common worry is dilution. Mean the company enters into PIPE or similar dilutive financing. In an 8K filed by the company on December 27th, we read.

"To fund the expense of the lawsuit not covered by Hunton, the Company simultaneously entered into a financing arrangement that will cover all remainder fees and costs of the lawsuit. The Company will not itself be required to pay any lawsuit-related fees or costs other than those incurred directly by the Company such as employee travel costs or administrative expenses.

Solely to the extent there are any recoveries from the lawsuit, Hunton will receive a contingency fee and the financier will receive an independent fee, equal to a percentage of proceeds of no more than 35% in the aggregate, plus total accrued fees and costs.

The amount of the costs that the financier will advance, and thus be reimbursed out of proceeds from any recoveries by the Company, and the total value of the contingency fee, is not known. To secure its payment obligations to the financier, the Company granted a security interest in the personal property of the Company, including the subject patents and all lawsuits, judgments and proceeds therefrom.

When you combine the favorable contingency financing which may reduce some upside, but dramatically reduce downside from an expense standpoint and couple that the managements recent successful efforts to reduce corporate expenses – we feel it can add to valuation.

8K
http://www.otcmarkets.com/edgar/GetFilingHtml?FilingID=9681552

SUMMARY:

Like all patent related companies, there is a great deal of natural built-in risks stemming from the fact that no once can reasonably predict litigation. Very well educated guesses can be made by very well educated litigators, investors, analyst and commentators – but at the end of the day, as the losing side can attest, it's always a surprise.

Our preferred method of risk control is to simply look at the litigators involved and Paid shines in the selection. Then the next most important item is the total market capitalization on a gross basis as compared to the potential court award. While we have yet to come up with a potential award or ongoing licensing amount, most of Wall Street will quick study that it is large, being that AuctionInc. Is in the business and charging a per-action fee. So we believe Paid shines in that aspect to.

As volume is just now picking up and market capitalization is under $80 million, we would recommend that investor's closely follow the company's progress and look for an entry point to match your personal risk tolerance.

INSTITUITONAL ANALYST INC.
∞ NY ∞ CHICAGO ∞ BEVERLY HILLS ∞
ROLAND RICK PERRY, EDITOR.
310-594-8062